Exhibit 3.2

SP PLUS CORPORATION

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

FIFTH AMENDED AND RESTATED BYLAWS

Adopted as of May 16, 2024

ARTICLE I.

OFFICES.

The registered office of SP Plus Corporation (the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings. Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Fifth Amended and Restated Bylaws (these “Bylaws”).

Section 5. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List. The Secretary of the Corporation shall prepare and make, at least ten (10) days before any meeting of the stockholders, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders, all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Record Date of Stockholders. The Board is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Conduct of Meetings. The Chairman of the Board, or if there be none, or in the Chairman’s absence, the President, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III.

DIRECTORS.

Section 1. Number and Qualifications. The Board shall consist initially of two (2) directors, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders.

Section 2. Election of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office. The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 4. Removal and Resignation of Directors. Except as set forth in the Certificate of Incorporation, as such certificate may be amended by any Certificate of Designation filed by the Corporation, any director may be removed from the Board, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 6. Regular Meetings. The Board shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board.

Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, or by the President or by any two directors.

Section 8. Notice and Place of Meetings. Meetings of the Board may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by email or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10. Quorum. A majority of the Board at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board unless the act of a greater number is specifically required by the General Corporation Law of the State of Delaware (the “DGCL”) or by the Certificate of Incorporation or these Bylaws. The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.

Section 11. Compensation. The directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 13. Meetings Through Use of Communications Equipment. Members of the Board, or any committee designated by the Board shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board, or any committee, by means of a conference telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1. Executive Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Executive Committee shall, during the intervals between meetings of the Board, have and exercise all of the powers of the Board in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board may from time to time specify, or as limited by the DGCL, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board.

Section 2. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board or the Executive Committee.

Any member of such a committee may be removed at any time, with or without cause, by the Board or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board or the Executive Committee.

Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 5. Record of Proceedings, etc.. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board when and as required by the Board.

Section 6. Organization, Meetings, Notices, etc.. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agreed upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by email or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 7. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board.

ARTICLE V.

OFFICERS.

Section 1. Number. The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed in accordance with the provisions of this ARTICLE V. The Board in its discretion may also elect a Chairman of the Board.

Section 2. Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this ARTICLE V, shall be chosen annually by the Board. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board, if any, and the President shall be directors of the Corporation, and should any one of them cease to be a director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers. Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board, which other officers shall have such powers and perform such duties as may be assigned to them by the Board or the officer or committee appointing them.

Section 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board.

Section 5. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies. A vacancy in any office shall be filled by the Board or by the authority appointing the predecessor in such office.

Section 7. Compensation. The compensation of the officers shall be fixed by the Board, or by any committee upon whom power in that regard may be conferred by the Board.

Section 8. Chairman of the Board. The Chairman of the Board, if any, shall be a director and shall preside at all meetings of the stockholders and the Board, and shall have such power and perform such duties as may from time to time be assigned to him by the Board.

Section 9. President. In the absence of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the stockholders and the Board. He shall have power to call special meetings of the stockholders or of the Board or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10. Vice-Presidents. The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The vice-presidents shall also perform such other duties as may be assigned to them by the Board, and the Board may determine the order of priority among them.

Section 11. Secretary. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board, or as are prescribed by these Bylaws.

Section 12. Treasurer. The Treasurer, if appointed, shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board.

ARTICLE VI.

CAPITAL STOCK.

Section 1. Issue of Certificates of Stock. Shares of the capital stock of the Corporation will be uncertificated, as provided under the DGCL.

Section 2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by such person. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors. The Board shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board from the first day of January to the last day of December.

Section 2. Corporate Seal. The corporate seal, if any, shall be in such form as approved by the Board and may be altered at their pleasure. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Notices. Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by sending via email the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed or sent via email.

Section 4. Waiver of Notice. Any stockholder or director may at any time, by writing or by email, waive any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 5. Checks, Drafts, etc.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board.

Section 6. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations. Except as otherwise ordered by the Board or the Executive Committee, the President or the Secretary shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Secretary or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board or the Executive Committee may from time to time confer like powers upon any other person or persons.

ARTICLE IX.

INDEMNIFICATION

Section 1. Indemnification of Officers and Directors. As provided in the Certificate of Incorporation:

(a) Right to Indemnification. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented (“Section 145”), indemnify any director or officer of the Corporation whom it shall have the power to indemnify under said section (each a “Covered Person”) from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Section 145 (“Covered Matter”).

(b) Authorization of Indemnification. Notwithstanding Subsection (a) of this Section 1, the Corporation shall indemnify a Covered Person only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct set forth in Section 145. Such determination shall be made, with respect to a Covered Person who is a director or officer at the time of such determination, (1) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.

(c) Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any Covered Matter may be paid by the Corporation in advance of the final disposition of such Covered Matter upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation as authorized in this ARTICLE IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other Covered Persons may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(d) Non-Exclusive Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Section 1 shall not be deemed exclusive of any other rights to which Covered Persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(e) Amendment or Repeal. Any repeal or modification of this Section 1 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification. The indemnification and advancement of expenses provided by or granted pursuant to this Section 1, unless otherwise provided when authorized or ratified, shall continue as to a Covered Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such person.

(f) Amendment or Modification of Article IX. Notwithstanding anything contained in the Certificate of Incorporation or these Bylaws to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this ARTICLE IX.

Section 2. Elimination of Certain Liability of Directors and Officers. As provided for in the Certificate of Incorporation of the Corporation, no director or Officer (as defined below) of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability (i) for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, as the same exists or hereafter may be amended, (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an Officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this Section 2 shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. If the DGCL is amended hereafter to authorize the further elimination or limitation of liability of directors or Officers, then the liability of a director or Officer, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. All references in this Section 2 to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

ARTICLE X.

AMENDMENTS.

The Board shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any bylaws made by the Board, and to enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

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